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                                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 12.0
                                                                                                       (Page 1 of 2)
                            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES
                            --------------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                   (Unaudited)

                                                  FOR THE
                                             THREE MONTHS ENDED              FOR THE YEARS ENDED DECEMBER 31, (a)
                                            ---------------------    ----------------------------------------------------
                                            MARCH 31,   MARCH 31,
                                              1998       1997(a)       1997       1996       1995       1994      1993(b)
                                            ---------   ---------    ----------------------------------------------------
EARNINGS (LOSS) AVAILABLE FOR FIXED
  CHARGES:
Income (loss) before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary items                       $  17,756   $(267,619)   $425,082   $536,756   $504,668   $362,157   $153,306
Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned affiliates,
  net                                              (5)         66        (144)       303        (36)      (649)       124
Add:
  Interest expense                             16,392      19,636      90,130    100,226    102,983     87,071     86,101
  Appropriate portion of rents (c)              3,947       4,952      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
Earnings (loss) available for fixed
  charges                                   $  38,090   $(242,965)   $532,733   $656,812   $627,065   $464,803   $255,752
                                            =========   =========    ========   ========   ========   ========   ========

FIXED CHARGES:
  Interest expense                          $  16,392   $  19,636    $ 90,130   $100,226   $102,983   $ 87,071   $ 86,101
  Capitalized interest                              -         218         991      1,789        693        285          -
  Appropriate portion of rents (c)              3,947       4,952      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
  Fixed charges                             $  20,339   $  24,806    $108,786   $121,542   $123,126   $103,580   $102,322
                                            =========   =========    ========   ========   ========   ========   ========
Ratio of earnings (loss) to fixed charges        1.87X      (9.79)(d)    4.90X      5.40X      5.09X      4.49X      2.50X
                                            =========   =========    ========   ========   ========   ========   ========

(a)  Consolidated financial information for 1997 through 1993 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into the Company, accounted for as a pooling of interests.

(b)  Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d)  As a result of an approximately $275 million restructuring charge to earnings taken in the first quarter of
     1997, earnings did not cover fixed charges by $267.8 million for the three month period ended March 31, 1997.

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                                          MATTEL, INC. AND SUBSIDIARIES                                EXHIBIT 12.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF RATIO OF EARNINGS (LOSS) TO COMBINED FIXED
                                       CHARGES AND PREFERRED STOCK DIVIDENDS
                           ---------------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                  (Unaudited)

                                                  FOR THE
                                             THREE MONTHS ENDED              FOR THE YEARS ENDED DECEMBER 31, (a)
                                            ---------------------    ----------------------------------------------------
                                            MARCH 31,   MARCH 31,
                                              1998       1997(a)       1997       1996       1995       1994      1993(b)
                                            ---------   ---------    ----------------------------------------------------
EARNINGS (LOSS) AVAILABLE FOR FIXED
  CHARGES:
Income (loss) before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary items                       $  17,756   $(267,619)   $425,082   $536,756   $504,668   $362,157   $153,306
Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned affiliates,
  net                                              (5)         66        (144)       303        (36)      (649)       124
Add:
  Interest expense                             16,392      19,636      90,130    100,226    102,983     87,071     86,101
  Appropriate portion of rents (c)              3,947       4,952      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
Earnings (loss) available for fixed
  charges                                   $  38,090   $(242,965)   $532,733   $656,812   $627,065   $464,803   $255,752
                                            =========   =========    ========   ========   ========   ========   ========


FIXED CHARGES:
  Interest expense                          $  16,392   $  19,636    $ 90,130   $100,226   $102,983   $ 87,071   $ 86,101
  Capitalized interest                              -         218         991      1,789        693        285          -
  Dividends - Series B preferred stock              -         846       2,537      3,406      3,200      2,157          -
  Dividends - Series C preferred stock          1,090       1,994       7,968      3,985          -          -          -
  Dividends - Series F preference stock             -           -           -          -      3,342      4,689      4,894
  Appropriate portion of rents (c)              3,947       4,952      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
  Fixed charges                             $  21,429   $  27,646    $119,291   $128,933   $129,668   $110,426   $107,216
                                            =========   =========    ========   ========   ========   ========   ========
Ratio of earnings (loss) to fixed charges        1.78X      (8.79)(d)    4.47X      5.09X      4.84X      4.21X      2.39X
                                            =========   =========    ========   ========   ========   ========   ========

(a)  Consolidated financial information for 1997 through 1993 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into the Company, accounted for as a pooling of interests.

(b)  Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d)  As a result of an approximately $275 million restructuring charge to earnings taken in the first quarter of
     1997, earnings did not cover fixed charges by $270.6 million for the three month period ended March 31, 1997.

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